UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2019

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On May 9, 2019, Plymouth Industrial REIT, Inc. (the “Company”) issued a press release (the “Prior Release”) and disclosed a supplemental analyst package (the “Prior Analyst Package”) relating to, among other things, the Company’s earnings for the quarter ended March 31, 2019.  Both the Prior Release and the Prior Analyst Package contained immaterial errors in two line items in the table reconciling the Company’s full year FFO guidance to full year net loss that had no impact on the FFO per share guidance.  This Current Report on Form 8-K/A amends the original Form 8-K filed on May 9, 2019 to provide revised versions of the press release and analyst package with the corrected disclosure.

The revised press release and the revised analyst package, filed as Exhibits 99.1 and 99.2, respectively, to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Revised Press Release dated May 9, 2019
99.2	Revised Supplemental Analyst Package – First Quarter 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: May 9, 2019	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer